Exhibit 4.2














                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                                     Between

                               PECO Energy Company

                                 (as Guarantor)

                                       and

                  Wachovia Trust Company, National Association

                                  (as Trustee)

                                   dated as of

                                  June 24, 2003


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                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS............................................................................................1

         SECTION 1.01.  Definitions...............................................................................1

ARTICLE II  TRUST INDENTURE ACT...................................................................................4

         SECTION 2.01.  Trust Indenture Act; Application..........................................................4
         SECTION 2.02.  Lists of Holders of Securities............................................................4
         SECTION 2.03.  Reports by the Trustee....................................................................4
         SECTION 2.04.  Periodic Reports to Trustee...............................................................4
         SECTION 2.05.  Evidence of Compliance with Conditions Precedent..........................................4
         SECTION 2.06.  Events of Default; Waiver.................................................................4
         SECTION 2.07.  Event of Default; Notice..................................................................5
         SECTION 2.08.  Conflicting Interests.....................................................................5

ARTICLE III  POWERS, DUTIES AND RIGHTS OF TRUSTEE.................................................................5

         SECTION 3.01.  Powers and Duties of the Trustee..........................................................5
         SECTION 3.02.  Certain Rights of Trustee.................................................................6
         SECTION 3.03.  Not Responsible for Recitals or Issuance of Preferred Securities..........................8

ARTICLE IV  TRUSTEE...............................................................................................8

         SECTION 4.01.  Trustee; Eligibility......................................................................8
         SECTION 4.02.  Appointment, Removal and Resignation of Trustee...........................................8

ARTICLE V  GUARANTEE..............................................................................................9

         SECTION 5.01.  Guarantee.................................................................................9
         SECTION 5.02.  Waiver of Notice and Demand...............................................................9
         SECTION 5.03.  Obligations Not Affected..................................................................9
         SECTION 5.04.  Rights of Holders........................................................................10
         SECTION 5.05.  Guarantee of Payment.....................................................................11
         SECTION 5.06.  Subrogation..............................................................................11
         SECTION 5.07.  Independent Obligations..................................................................11

ARTICLE VI  LIMITATION OF TRANSACTIONS; SUBORDINATION............................................................11

         SECTION 6.01.  Limitation of Transactions...............................................................11
         SECTION 6.02.  Subordination............................................................................11

ARTICLE VII  TERMINATION.........................................................................................11

         SECTION 7.01.  Termination..............................................................................11


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ARTICLE VIII  INDEMNIFICATION....................................................................................12

         SECTION 8.01.  Exculpation..............................................................................12
         SECTION 8.02.  Indemnification..........................................................................12
         SECTION 8.03.  Compensation and Fees....................................................................12

ARTICLE IX  MISCELLANEOUS........................................................................................13

         SECTION 9.01.  Successors and Assigns...................................................................13
         SECTION 9.02.  Amendments...............................................................................13
         SECTION 9.03.  Notices..................................................................................13
         SECTION 9.04.  Benefit..................................................................................14
         SECTION 9.05.  Interpretation...........................................................................14
         SECTION 9.06.  Governing Law............................................................................14
         SECTION 9.07.  Counterparts.............................................................................15

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                             CROSS-REFERENCE TABLE*

               Section of                       Section of Guarantee Agreement
 Trust Indenture Act of 1939, as amended

                 310(a)                                    4.01(a)
                 310(b)                                 4.01(c), 2.08
                 310(c)                                  Inapplicable
                 311(a)                                    2.02(b)
                 311(b)                                    2.02(b)
                 311(c)                                  Inapplicable
                 312(a)                                    2.02(a)
                 312(b)                                    2.02(b)
                 313                                         2.03
                 314(a)                                      2.04
                 314(b)                                  Inapplicable
                 314(c)                                      2.05
                 314(d)                                  Inapplicable
                 314(e)                                1.01, 2.05, 3.02
                 314(f)                                   2.01, 3.02
                 315(a)                                    3.01(d)
                 315(b)                                      2.07
                 315(c)                                      3.01
                 315(d)                                    3.01(d)
                 316(a)                                1.01, 2.06, 5.04
                 316(b)                                      5.03
                 316(c)                                      9.02
                 317(a)                                  Inapplicable
                 317(b)                                  Inapplicable
                 318(a)                                    2.01(b)
                 318(b)                                      2.01
                 318(c)                                    2.01(a)

___________________

* This Cross-Reference Table does not constitute part of the Preferred Securities Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

         This PREFERRED SECURITIES GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of June 24, 2003 between PECO ENERGY COMPANY, a Pennsylvania corporation (the "Company"), as guarantor (the "Guarantor"), and WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of PECO ENERGY CAPITAL TRUST IV, a Delaware statutory trust (the "Trust").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration of Trust"), dated as of June 24, 2003, among Wachovia Trust Company, National Association, as Delaware Trustee and Property Trustee, the other Trustees named therein, the Company, as Sponsor, and the holders of undivided beneficial interests in the assets of the Trust, the Trust is issuing as of June 24, 2003 $100,000,000 aggregate liquidation amount of its 5.75% Trust Preferred Securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Trust and having the terms set forth in the Declaration of Trust;

         WHEREAS, the Preferred Securities will be issued by the Trust and the proceeds thereof will be used to purchase the Debentures of the Company, which will be held by the Trust as trust assets; and

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the payment for Preferred Securities by each Holder thereof, which payment the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                    Article I
                                   DEFINITIONS

         Section 1.01 Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Declaration of Trust as in effect on the date hereof.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Trust.

                  "Covered Person" means any Holder or beneficial owner of Preferred Securities.

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                  "Debentures" means the series of Deferrable Interest
Subordinated Debentures of the Guarantor designated the "5.75% Deferrable Interest Subordinated Debentures due June 15, 2033" held by the Property Trustee (as defined in the Declaration of Trust) of the Trust.

                  "Event of Default" means a failure by the Guarantor to perform any of its payment or other obligations under this Guarantee Agreement.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accrued and unpaid Distributions (as defined in the Declaration of Trust) that are required to be paid on such Preferred Securities to the extent the Trust has funds legally available therefor to make such payment; (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Preferred Securities called for redemption by the Trust to the extent that the Trust has funds legally available therefor to make such payment; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the Holders), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the "Liquidation Distribution").

                  "Holder" means any holder, as registered on the books and records of the Trust, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

                  "Indemnified Person" means the Trustee, any Affiliate of the Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Trustee.

                  "Indenture" means the Indenture, dated as of June 24, 2003, between the Company and Wachovia Bank, National Association, as trustee, as heretofore supplemented and as supplemented by the Section 2.01 Certificate.

                  "Majority in liquidation amount of the Preferred Securities" means, except as provided in the Trust Indenture Act, a vote by Holder(s) of Preferred Securities of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities outstanding at the time of determination.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Guarantor, and delivered to the Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement (other than pursuant to Section 314(d)(4) of the Trust Indenture Act) shall include:

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                  (a) a statement that each officer signing the Officers'
         Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  "Other Guarantees" means all guarantees issued, or to be issued, by the Guarantor with respect to the preferred or common securities similar to the Preferred Securities and the Common Securities (as defined in the Declaration of Trust), as the case may be, issued by other trusts established, or to be established, by the Guarantor, in each case similar to the Trust. "Other Guarantees" shall include: the Payment and Guarantee Agreement dated as of April 6, 1998 executed by the Guarantor for the benefit of the holders of the Series D Preferred Securities (as defined therein) of PECO Energy Capital, L.P.

                  "Other Indebtedness" means all subordinated debentures, debentures or other indebtedness issued by the Guarantor from time to time and sold to trusts established, or to be established, by the Guarantor, in each case similar to the Trust. "Other Indebtedness" shall include the 7.38% Deferrable Interest Subordinated Debentures due 2028.

                  "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

                  "Responsible Officer" means, with respect to the Trustee, any managing director, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Corporate Trust Office of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Section 2.01 Certificate" means the officers' certificate of the Guarantor issued pursuant to Section 2.01 of the Indenture and establishing the Debentures.

                  "Successor Trustee" means a successor Trustee possessing the qualifications to act as Trustee under Section 4.01.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means Wachovia Trust Company, National Association until a Successor Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Trustee.



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                                   ARTICLE II
                               TRUST INDENTURE ACT

         Section 2.01      Trust Indenture Act; Application.

         (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         Section 2.02      Lists of Holders of Securities.

         (a) The Guarantor shall furnish or cause to be furnished to the Trustee a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") (i) semiannually, within 15 days before and not later than June 1 and December 1 in each year, and (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Trustee by the Guarantor or at any time the Trustee is the Securities Registrar under the Declaration of Trust. The Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

         Section 2.03 Reports by the Trustee. Within 60 days after May 15 of each year commencing May 15, 2004, the Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

         Section 2.04 Periodic Reports to Trustee. The Guarantor shall provide to the Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, and shall provide, within 120 days after the end of each of its fiscal years, the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form and in the manner required by such Section.

         Section 2.05 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) may be given in the form of an Officers' Certificate.

         Section 2.06 Events of Default; Waiver. The Holders of a Majority in liquidation amount of the Preferred Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee


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Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 2.07      Event of Default; Notice.

         (a) The Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to a Responsible Officer of the Trustee, unless such defaults have been cured before the giving of such notice, provided that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Trustee shall not be deemed to have knowledge of any Event of Default unless the Trustee shall have received written notice thereof from the Guarantor or a Holder, or a Responsible Officer charged with the administration of the Declaration of Trust shall have obtained actual knowledge, of such Event of Default.

         Section 2.08 Conflicting Interests. The Declaration of Trust shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III
                      POWERS, DUTIES AND RIGHTS OF TRUSTEE

         Section 3.01      Powers and Duties of the Trustee.

         (a) This Guarantee Agreement shall be held by the Trustee for the benefit of the Holders, and the Trustee shall not transfer this Guarantee Agreement to any Person except the Trustee may assign rights hereunder to a Holder exercising his or her rights pursuant to Section 5.04(b) or to a Successor Trustee upon acceptance by such Successor Trustee of its appointment to act as Successor Trustee. The right, title and interest of the Trustee shall automatically vest in any Successor Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Trustee.

         (b) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) The Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06) and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:


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                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Trustee shall
                  be determined solely by the express provisions of this Guarantee Agreement, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Guarantee Agreement;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 3.02      Certain Rights of Trustee.

         (a)   Subject to the provisions of Section 3.01:

                  (i) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate;

                  (iii) whenever, in the administration of this Guarantee Agreement, the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the


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          absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                  (iv) the Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof);

                  (v) the Trustee may consult with counsel of its choice, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                  (vi) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Trustee reasonable security and indemnity satisfactory to the Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trustee; provided that nothing contained in this Section 3.02(a)(vi) shall be taken to relieve the Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement;

                  (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, nominee, custodian or attorney appointed with due care by it hereunder;

                  (ix) any action taken by the Trustee or its agents, nominees, custodians or attorneys hereunder shall bind the Holders, and the signature of the Trustee or its agents, nominees, custodians or attorneys alone shall be sufficient and effective to perform any such action; no third party shall be required to inquire as to the authority of the Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Trustee's or its agent's, nominee's, custodian's or attorney's taking such action;

                  (x) whenever in the administration of this Guarantee Agreement the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trustee (A) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in relying on or acting in accordance with such instructions; and


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                  (xi) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee Agreement.

         (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trustee shall be construed to be a duty.

         Section 3.03 Not Responsible for Recitals or Issuance of Preferred Securities. The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.

                                   ARTICLE IV
                                     TRUSTEE

         Section 4.01      Trustee; Eligibility.

         (a)   There shall at all times be a Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Trustee shall cease to be eligible to so act under Section 4.01(a), the Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

         (c) If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the rights of the Trustee under the penultimate paragraph thereof.

         Section 4.02      Appointment, Removal and Resignation of Trustee.

         (a) Subject to Section 4.02(b), the Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.



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         (b)   The Trustee shall not be removed in accordance with Section
4.02(a) until a Successor Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Guarantor.

         (c) The Trustee appointed to office shall hold office until a Successor Trustee shall have been appointed or until its removal or resignation. The Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trustee and delivered to the Guarantor and the resigning Trustee.

         (d) If no Successor Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a Successor Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee.

         (e) No Trustee shall be liable for the acts or omissions to act of any Successor Trustee.

         (f) Upon termination of this Guarantee Agreement or removal or resignation of the Trustee pursuant to this Section 4.02, the Guarantor shall pay to the Trustee all amounts due to the Trustee that have accrued to the date of such termination, removal or resignation and all other amounts then due to the Trustee hereunder.

                                    ARTICLE V
                                    GUARANTEE

         Section 5.01 Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert against any Person. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

         Section 5.02 Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 5.03 Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

         (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

          Section 5.04 Rights of Holders. The Guarantor expressly acknowledges:

         (a) The Guarantee Agreement will be deposited with the Trustee to be held for the benefit of the Holders. The Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders. The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Trustee under this Guarantee Agreement; provided, however, that, subject to the duties and responsibilities of the Indenture Trustee pursuant to the Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability.

         (b) If the Trustee fails to enforce this Guarantee Agreement, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Trustee's rights under this Guarantee Agreement, without first instituting a legal proceeding against the Trust, the Trustee or any other Person. The Guarantor waives any right or remedy to require that any action be brought first against the Trust or any other Person before proceeding directly against the Guarantor; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Guarantee Agreement to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Guarantee Agreement, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

         Section 5.05 Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection.

         Section 5.06 Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         Section 5.07 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         Section 6.01 Limitation of Transactions. So long as any Preferred Securities remain outstanding, if the Guarantor shall be in default with respect to its payment of any obligations under this Guarantee Agreement, then the Guarantor shall not (i) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Guarantor's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees) of the Guarantor that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to the foregoing (except with respect to this Guarantee Agreement).

         Section 6.02 Subordination. The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank (i) subordinate and junior in right of payment to the Senior Indebtedness (as defined in the Indenture) to the same extent and in the same manner as the Debentures are subordinated to Senior Indebtedness pursuant to the
Section 2.01 Certificate, it being understood that the terms of Sections (o) through (v) of the Section 2.01 Certificate shall apply to the obligations of the Guarantor under this Guarantee Agreement as if such Sections (o) through (v) of the Section 2.01 Certificate were set forth herein in full and such obligations were substituted for the term "Debentures" appearing in such Article VI, (ii) subordinate and junior in right of payment to the Debentures and any Other Indebtedness, (iii) pari passu with any Other Guarantees and any guarantee in respect of any preferred stock of any affiliate of the Guarantor and (iv) senior to all preferred and common stock of the Guarantor.

                                   ARTICLE VII
                                   TERMINATION

         Section 7.01 Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Preferred Securities, or (iii) full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or under this Guarantee Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 8.01      Exculpation.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim to the extent incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who, if selected by such Indemnified Person, has been selected with reasonable care, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

         Section 8.02 Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense to the extent incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify and hold harmless as set forth in this
Section 8.02 shall survive the termination of this Guarantee Agreement and the resignation or removal of the Trustee.

         Section 8.03      Compensation and Fees.

         The Guarantor agrees:

         (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder in such amounts as the Guarantor and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

         (b) except as otherwise expressly provided herein, to reimburse the Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance determined to be attributable to its negligence or bad faith.

                  The provisions of this Section 8.03 shall survive the resignation or removal of the Trustee or the termination of this Guarantee Agreement.

                  To secure the Guarantor's payment obligations in this Section
8.03 and in Section 8.02, the Guarantor and the Holders agree that the Trustee shall have a lien prior to the Preferred Securities on all money or property held or collected by the Trustee. Such lien shall survive the termination of this Guarantee Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.01 Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

         Section 9.02 Amendments. Except with respect to any changes which do not materially and adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Preferred Securities. The provisions of Article 6 of the Declaration of Trust concerning meetings of and voting by Holders shall apply to the giving of such approval. No amendment of this Guarantee Agreement that affects the rights, duties or immunities of the Trustee shall be binding on the Trustee without its prior written consent thereto.

         Section 9.03 Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

         (a) if given to the Trustee, to the address set forth below or such other address as the Trustee may give notice of to the Guarantor and the
Holders:

                      Wachovia Trust Company, National Association
                      One Rodney Square
                      920 King Street, Suite 102
                      Wilmington, Delaware  19801
                      Attention:  Rita Marie Ritrovato, Trust Officer
                      Telecopy: (302) 888-7544

         (b) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Trustee and the
Holders:

                      PECO Energy Company
                      2301 Market Street
                      Philadelphia, Pennsylvania 19101
                      Attention:  Treasurer
                      Telecopy:  (215) 841-4474

         (c) if given to the Trust, in care of the Trustee, or to the Trustee at the Trust's (and the Trustee's) address set forth below (above) or such other address as the Trustee on behalf of the Trust may give notice to the
Holders:

                         PECO Energy Capital Trust IV
                         c/o PECO Energy Company
                         2301 Market Street
                         Philadelphia, Pennsylvania 19101
                         Attention:  Treasurer
                         Telecopy:  (215) 841-4474

      with a copy, in the case of a notice to the Trust (other than a notice from the Guarantor), to the Guarantor; and

      (d) if given to any Holder, at the address set forth on the books and records of the Trust.

                  All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 9.04 Benefit. This Guarantee Agreement is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

      Section 9.05 Interpretation. In this Guarantee Agreement, unless the context otherwise requires:

         (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in
Section 1.01;

         (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout; all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

         (c) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

         (d) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

         (e)   a reference to the singular includes the plural and vice versa;
and

         (f) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         Section 9.06 Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA LOCATED IN THE CITY AND COUNTY OF PHILADELPHIA IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND

RELATED TO OR IN CONNECTION WITH THIS GUARANTEE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTEE AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTEE AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF PENNSYLVANIA.

         Section 9.07 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         THIS PREFERRED SECURITIES GUARANTEE AGREEMENT is executed as of the day and year first above written.



                                  PECO ENERGY COMPANY


                              By:      /s/ J. Barry Mitchell
                                       -----------------------------
                                       J. Barry Mitchell
                                       Vice President and Treasurer


                                 WACHOVIA TRUST COMPANY, NATIONAL
                                 ASSOCIATION, as Trustee


                              By:      /s/ Rita Marie Ritrovato
                                       -----------------------------
                                       Name:  Rita M. Ritrovato
                                       Title:   Trust Officer